UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15( d ) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2009

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -	Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 19, 2009, QPC Lasers, Inc. (the “Company”) received a letter from legal counsel to Laser Operations, LLC (“Laser Operations”) providing the Company with notification of disposition of collateral and notifying the Company that Laser Operations had commenced foreclosure proceedings with respect to certain assets (“Collateral”) that secure Quintessence Photonics Corporation’s (“Quintessence”) obligations under the $6 million Secured Promissory Note dated September 18, 2006 (the “Note”) made by Quintessence in favor of Finisar Corporation (“Finisar”).  A copy of the Notification of Disposition of Collateral is attached hereto as Exhibit 10.1.  Quintessence is a wholly-owned subsidiary of the Company.  In connection with the Note, the Company entered into a security agreement (“Security Agreement”) which granted Finisar a security interest in the Collateral, representing substantially all of the assets of Quintessence, to secure the obligations of Quintessence under the Note.  As previously disclosed, on October 21, 2008 Quintessence received a written notice of default, dated October 21, 2008, from Finisar in connection with Quintessence’s failure to make a required payment due under the Note.  As a result, an Event of Default (as defined in the Note) exists under the Note. On May 13, 2009 pursuant to a Loan Sale Agreement, Laser Operations acquired all of Finisar’s rights and remedies under the Note and the Security Agreement.

As of April 30, 2009, the current amount due on the Note is $5,423,683.74, plus accrued interest of approximately $638,148.87.  In connection with the foreclosure proceedings, Laser Operations intends to conduct a public sale of the Collateral on Monday June 1, 2009 at 10:00 a.m., Pacific time, with such sale to be conducted at the Law Offices of SulmeyerKupetz, a Professional Corporation, at 333 S. Hope Street, Los Angeles, California 90071.

The collateral which is the subject of the foreclosure proceedings constitutes essentially all of the Company’s assets.  Accordingly, unless a bid is received at auction in excess of the amount due under the Note, the Company will have no assets following completion of the foreclosure process.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Notification of Disposition of Collateral from Laser Operations to the Company.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: May 20, 2009	By:	/s/ Jeffrey Ungar
Jeffrey Ungar
Chief Executive Officer